Exhibit 99.1

NanoVibronix Signs Agreement for Research and Development of Next Generation PainShield and UroShield

Efforts Focused on Adding Therapeutic Functionality and Reducing Costs

ELMSFORD, N.Y., March. 28, 2024 (Business Wire) – NanoVibronix, Inc. (Nasdaq: NAOV) (“NanoVibronix” or the “Company”), a medical device company that produces the UroShield®, PainShield® and WoundShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, today announced it has entered into an agreement with Veranex, Inc. (“Veranex”) to assist with the development of the company’s next generation UroShield and PainShield products.

Under the terms of the agreement, Veranex will provide certain research and development services as related to PainShield and UroShield.

Brian Murphy, Chief Executive Officer of NanoVibronix, Inc., said, “Teaming up with Veranex provides us with access to additional industry expertise and manufacturing know-how to further improve our products and stay ahead of the innovation curve. By working with an outside partner with proven methods and techniques to evolve our products, we believe we will be able to offer a next generation of products that not only increases clinician and patient satisfaction but also future-proofs the components and reduces our cost of goods.”

About Veranex, Inc.

From concept to commercialization, Veranex helps medtech leaders achieve product realization, innovation, clinical trial success, regulatory approval, reimbursement, EU MDR compliance, and preclinical evidence faster through proven expertise and resources. Our comprehensive approach ensures that all key functional areas are addressed with the highest level of attention to detail and commitment to success. We work in close partnership with clients globally to deliver solutions while ensuring the highest level of quality and compliance. For more information, visit Veranex.com and follow Veranex on LinkedIn.

About NanoVibronix

NanoVibronix, Inc. (Nasdaq: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety to medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.